Exhibit 99.1

Contacts:
Annika Oelsner	Darby Dye
+49 89 9595-5220	+1 949-553-4251
aoelsner@scmmicro.de	ddye@scmmicro.com
SCM MICROSYSTEMS ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER
SANTA ANA, California and ISMANING, Germany, September 30, 2009 — SCM Microsystems, Inc. (NASDAQ: SCMM, Prime Standard: SMY), a leading provider of solutions for secure access, secure identity and secure exchange, today announced that Stephan Rohaly is resigning from his position as chief financial officer effective today, in order to spend more time with his family. Rohaly, who was appointed CFO in March 2006, has been commuting between Munich and Frankfurt on a weekly basis, a distance of some 320 miles.
     Martin Wimmer, Vice President Corporate Finance, will act as interim CFO until a new chief financial officer is named. Rohaly will remain available to assist SCM with any transition matters through March 2010.
     “SCM Microsystems is a unique company with tremendous potential. I joined the Company because I believed in the management team and in their vision, and this has not changed,” said Stephan Rohaly. “I am proud of the strategic progress SCM has made during my tenure, including a major restructuring of the Company in 2007, our merger with Hirsch Electronics in the first half of this year and most recently our plan to combine with Bluehill ID. The decision to leave has been very difficult. However, it is time to seek new challenges closer to home so that I can spend more time with my young family.”
     “The SCM Microsystems Board of Directors and I regret that Stephan has decided to leave the Company as he is a very talented individual and has been an asset to the leadership team. We are especially grateful for his contributions to our recently announced agreement with Bluehill ID,” said Felix Marx, chief executive officer of SCM Microsystems, Inc. “At the same time, we respect his decision and appreciate his consideration in remaining available to help the Company during our transition period. We wish Stephan all the best in his future endeavors.”
About SCM Microsystems
     SCM Microsystems (NASDAQ: SCMM; Prime Standard: SMY) is a global leader in security and identity solutions for secure access, secure identity and secure exchange. Together with its Hirsch Electronics subsidiary, SCM provides complete, integrated solutions that secure digital assets, electronic transactions and facilities. The company offers the world’s broadest range of contact, contactless and mobile smart card reader technology; physical and logical access control systems; digital identity transaction platforms; biometrics; and digital video. SCM’s solutions enable a wide variety of applications including enterprise security, identity management, contactless payment, e-health and electronic government services. For additional information, visit www.scmmicro.com and www.HirschElectronics.com.
Additional Information to be Filed with the SEC
THIS COMMUNICATION IS FOR INFORMATION PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.
SECURITY HOLDERS OF SCM ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WITH BLUEHILL CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
In addition to the documents described above, SCM files annual, quarterly and current reports, proxy statements and other information with the SEC. Security holders will be able to obtain free copies of the Registration Statement and the proxy statement (when available) and other documents filed by SCM with the SEC at the SEC’s website at www.sec.gov or at SCM’s website at www.scmmicro.com.
Forward Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements contained above regarding the proposed transaction with Bluehill and other statements that are not historical facts. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the failure of stockholders to approve the transaction or that the transaction may not close. For a discussion of further risks and uncertainties related to SCM’s business, please refer to our public company reports and the Risk Factors enumerated therein, including our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports, filed with the SEC. SCM undertakes no duty to update any forward-looking statement to reflect any change in SCM’s expectations or any change in events, conditions or circumstances on which any such statements are based.